Exhibit 5.1

NELSON MULLINS RILEY & SCARBOROUGH LLP ATTORNEYS AND COUNSELORS AT LAW

301 Hillsborough Street, Suite 1400 Raleigh, NC 27603 T 919.329.3800 F 919.329.3799 nelsonmullins.com

January 13, 2026

Glucotrack, Inc.

301 Rte 17 North, Ste. 800

Rutherford, NJ 07070

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Glucotrack, Inc., a Delaware corporation (the “Company”) in connection with the registration of the issuance by the Company of up to 3,224,803 shares (the “Resale Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company, by the selling stockholders identified in the Registration Statement (defined below) or their permitted transferees, consisting of (i) 1,033,591 shares of Common Stock issuable upon the exercise of pre-funded warrants to purchase Common Stock issued to the investor (the “Investor”) in a private placement that closed on December 31, 2025 (the “Private Placement”) (such warrants, the “Pre-Funded Warrants”); (ii) 2,067,182 shares of Common Stock issuable upon exercise of certain common warrants issued to the Investor in the Private Placement (the “Common Warrants”); and (iii) 124,030 shares of Common Stock issuable upon the exercise of warrants issued to the placement agent (the “Placement Agent”) for services provided in connection with the Private Placement (the “Placement Agent Warrants” and together with the Pre-Funded Warrants and Common Warrants, the “Warrants”).

The Resale Shares are included in a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus or prospectus supplement (collectively, the “Prospectus”), other than as expressly stated herein.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the State of Delaware and the State of New York, and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.	The Resale Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.

2.	When the Resale Shares initially issuable upon exercise of the Warrants shall have been duly registered on the books of the transfer agent and registrar therefor in the name of or on behalf of the Warrant holders, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Warrants, the Resale Shares will have been duly authorized by all necessary corporate action of the Company, and will be validly issued, fully paid and nonassessable. In rendering this opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

We express no opinion as to any matter other than as set forth herein, and no opinion may be inferred or implied herefrom. We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Nelson Mullins Riley & Scarborough LLP

Nelson Mullins Riley & Scarborough LLP

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